--------------------------- NOTICE OF GRANT AWARD ------------------------------
SMALL BUSINESS INNOVATION RESEARCH PROG                   Issue Date: 09/27/1999

Department of Health and Human Services
National Institutes Of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
--------------------------------------------------------------------------------

Grant Number: 1 R43 AI46176-01
Principal Investigator: HRUBY, DENNIS E MD
Project Title: DEVELOPMENT OF A GROUP A STREP SUBUNIT VACCINE

CHIEF FINANCIAL OFFICER
SIGA PHARMACEUTICALS INC
420 LEXINGTON AVE
SUITE 620
NEW YORK, NY 10170

Budget Period: 09/30/1999 - 09/29/2000
Project Period: 09/30/1999 - 09/29/2000

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $293,446 (see "Award Calculation" in Section I) to SIGA PHARMACEUTICALS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to attached terms and conditions.

Acceptance of this award including attached Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the attachments.

Sincerely yours,



/s/ Annette Hanopole

Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Attachments

SECTION I - AWARD DATA - 1 R43 AI46176-01

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages                                  $132,340
Personnel Costs                                     $132,340
Consultant Services                                 $ 10,000
Supplies                                            $ 48,400
Travel Costs                                        $  2,000
Other Costs                                         $  5,000
Direct Costs                                        $197,740
F&A Costs                                           $ 79,096
APPROVED BUDGET                                     $276,836
Fee                                                 $ 16,610
TOTAL                                               $293,446

FISCAL INFORMATION:
CFDA Number: 93.856
EIN: 1133864870A1
Document Number: R3AI46176A

IC / CAN / FY1999
AI / 8425710 / 293,446

NIH ADMINISTRATIVE DATA:
PCC: M58 / OC: 41.4A / Processed: NORWOODL 990923 0500

SECTION II - PAYMENT / HOTLINE INFORMATION - 1 R43 AI46176-0l

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1 R43 AI46176-0l

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.

b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.

d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is excluded from Expanded Authorities.

Treatment of Program Income:

Additional Costs

The fee or profit provided as part of this grant award is in addition to allowable direct and indirect costs. If the total amount of direct and indirect costs awarded is not spent, a proportionate amount of the fee or profit must be shown as an unobligated balance on the Financial Status Report.

The total cost (direct, indirect, and fixed fee) for Phase I of this SBIR may not exceed $300,000.

PAYMENT INFORMATION: The awardee organization will receive information and forms from the Payment Management System of the Department of Health and Human Services regarding requests for cash, manners of payment, and associated reporting requirements. Payment may be made on a cost-reimbursement or advance basis. Cost reimbursements may be requested monthly, quarterly, or at other periodic intervals. Advance payments may be requested on a monthly basis only. The telephone number for the Payment Management System Office is (301) 443-1660.

The fixed fee provided as part of this grant award is included in the maximum allowable total costs. An adjustment of the fee will be made in the event the grant is terminated. The fee is to be drawn down from the HHS Payment Management System in increments proportionate to the drawdown of funds for costs.

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States. To the extent authorized by Title 35 United States Code Section 205, the Government will not make public any information disclosing a Government-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that application.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items whenever possible.

Grants Management Contact:
Lesia A. Norwood
Tel: (301) 402-6581 email: ln5t@nih.gov

Program Official Contact:
Fran A. Rubin, Ph.D.
Tel: (301) 496-9655

Lesia Norwood, Grants Specialist


SPREADSHEET
GRANT NUMBER: 1 R43 AI46176-0l
P.I.: HRUBY, DENNIS E
INSTITUTION: SIGA PHARMACEUTICALS, INC.

                                 YEAR 01
                                 =======

Salaries and Wages               132,340
Personnel Costs                  132,340
Consultant Services               10,000
Supplies                          48,400
Travel Costs                       2,000
Other Costs                        5,000
TOTAL DC                         197,740
TOTAL F&A                         79,096
TOTAL COST                       276,836